August 6, 1997


Intervest Bancshares Corporation
10Rockefeller Plaza, Suite 1015
New York, New York 10020-1903

        Re:     Intervest Bancshares Corporation
                Registration Statement on Form SB-2

Gentlemen:

         You have requested our opinion in connection with a Registration Statement on Form SB-2 (the "Registration Statement") filed by Intervest
Bancshares Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's issuatance and sale of up to 460,000 Units (the "Units"), each Unit consisting of one share of Class A Common Stock (the "Warrants"). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, Certificates of Public Officials and Officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

         Base  on  the  foregoing,   and  subject  to  the   qualifications  and
assumptions referred to herein, we are of the opinion that:

         a. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

         b. The shares of Class A Common Stock included in the Units, when issued against payment for the Units, will be duly and validly issued, fully paid and nonassessable.

         c. When shares of Class A Common Stock which are issuable upon exercise of the Warrants have been issued and delivered upon exercise of Warrants in accordance with the terms of the Warrants, such shares of Class A Common Stock will be duly and validly issued, fully paid and nonassessable.

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

         The opinions set forth above are limited to the laws of the states of Delaware and New York and federal laws of the Untied States.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the headings "Tax Consequences - Warrants" and "Legal Matters" in the prospectus included in the Registration Statement.

                                             Very truly yours,

                                             Harris Beach & Wilcox, LLP

                                             By: Thomas E. Willett,
                                                 Member of the Firm